Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2025 Financial Results
Fourth Quarter Highlights
•Revenue grows 21% year-over-year to $719.2 million
•Annual Recurring Revenue ("ARR") grows 22% year-over-year to $3,015 million
•Calculated billings grows 32% year-over-year to $1,202.3 million
•Deferred revenue grows 30% year-over-year to $2,468.0 million
•GAAP net loss of $17.6 million compared to GAAP net loss of $14.9 million on a year-over-year basis
•Non-GAAP net income of $146.7 million compared to non-GAAP net income of $115.8 million on a year-over-year basis
SAN JOSE, California - Sept 2, 2025 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2025.
“We had an outstanding Q4, in which we achieved a new milestone of more than $3 billion of Annual Recurring Revenue while achieving our highest ever operating margin for a quarter. We believe Zscaler's Zero Trust and AI security solutions are imperative in today’s world and are driving robust demand,” said Jay Chaudhry, Chairman and CEO of Zscaler. “We recently delivered AI Guardrails for Public and Private apps, and we are rapidly expanding our AI security portfolio to address the emerging risks of AI models and applications.”
Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue: $719.2 million, an increase of 21% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $32.2 million, or 4% of revenue, compared to $27.0 million, or 5% of revenue, in the fourth quarter of fiscal 2024. Non-GAAP income from operations was $158.9 million, or 22% of revenue, compared to $127.5 million, or 22% of revenue, in the fourth quarter of fiscal 2024.
•Net income (loss): GAAP net loss was $17.6 million, compared to $14.9 million in the fourth quarter of fiscal 2024. Non-GAAP net income was $146.7 million, compared to $115.8 million in the fourth quarter of fiscal 2024.
•Net income (loss) per share, diluted: GAAP net loss per share, diluted, was $0.11, compared to $0.10 in the fourth quarter of fiscal 2024. Non-GAAP net income per share was $0.89, compared to $0.72 in the fourth quarter of fiscal 2024.
•Cash flows: Cash provided by operations was $250.6 million, or 35% of revenue, compared to $203.6 million, or 34% of revenue, in the fourth quarter of fiscal 2024. Free cash flow was $171.9 million, or 24% of revenue, compared to $136.3 million, or 23% of revenue, in the fourth quarter of fiscal 2024.
•Deferred revenue: $2,468.0 million as of July 31, 2025, an increase of 30% year-over-year.
•Cash, cash equivalents and short-term investments: $3,572.4 million as of July 31, 2025, an increase of $1,162.8 million from July 31, 2024. In July 2025, we issued convertible senior notes due 2028 (the "2028 Notes") for an aggregate principal amount of $1,725.0 million and net cash proceeds of $1,700.0 million. We also fully repaid the convertible senior notes due 2025 (the "2025 Notes") by paying the principal amount of $1,150.0 million in cash and settling the premium amount by issuing 3.8 million new shares of our common stock.

Full Year Fiscal 2025 Financial Highlights
•Revenue: $2,673.1 million, an increase of 23% year-over-year.

•Income (loss) from operations: GAAP loss from operations was $128.5 million, or 5% of revenue, compared to $121.5 million, or 6% of revenue, in fiscal 2024. Non-GAAP income from operations was $580.1 million, or 22% of revenue, compared to $442.2 million, or 20% of revenue, in fiscal 2024.
•Net income (loss): GAAP net loss was $41.5 million, compared to $57.7 million in fiscal 2024. Non-GAAP net income was $534.8 million, compared to $414.6 million in fiscal 2024.
•Net income (loss) per share, diluted: GAAP net loss per share, diluted, was $0.27, compared to $0.39 in fiscal 2024. Non-GAAP net income per share was $3.28, compared to $2.60 in fiscal 2024.
•Cash flows: Cash provided by operations was $972.5 million, or 36% of revenue, compared to $779.8 million, or 36% of revenue, in fiscal 2024. Free cash flow was $726.7 million, or 27% of revenue, compared to $585.0 million, or 27% of revenue, in fiscal 2024.

Recent Business Highlights
•Acquired Red Canary to redefine Security Operations with agentic AI-driven threat intelligence and automation. The combination of Zscaler’s unified Data Fabric for Security and Red Canary’s proven MDR expertise will enhance cyber risk management for customers. This unified, AI-driven Security Operations Center (SOC) will empower businesses to mitigate cyber threats faster, with precision accuracy and automated remediation.

•Launched AI-powered security innovations, including Zscaler AI Guard, to stop attacks, protect sensitive data, and ensure regulatory compliance, enabling businesses to adopt AI securely. As the leader in cloud security, Zscaler empowers enterprises to defend against evolving threats while driving safe, transformative AI innovation.

•Published Zscaler’s 2025 ThreatLabz Ransomware Report, which revealed a 146% surge in ransomware attacks, and 70% increase in public extortion cases, underscoring the need for a comprehensive Zero Trust Everywhere strategy to prevent lateral movement and safeguard sensitive data and applications.

•Introduced Zscaler Cellular, the industry's first Zero Trust solution to secure IoT/OT connectivity using only a SIM card. This innovative solution eliminates VPNs while ensuring global, resilient communication. By isolating each device and routing all connections through the AI-powered Zscaler Zero Trust Exchange™, organizations can achieve a zero attack surface and unparalleled security for critical IoT/OT systems.

•Introduced a new suite of advanced solutions to extend Zero Trust Everywhere, enabling businesses to secure data across branches, multi-cloud, and remote environments with seamless end-to-end segmentation and scalability. As the leader in cloud security, Zscaler empowers enterprises to modernize securely with unmatched Zero Trust capabilities.

•Achieved the U.S. Department of Defense's CMMC Level 2 certification, reinforcing its leadership in delivering trusted, compliant Zero Trust cloud security solutions for government and defense contractors.

•Became the first Independent Software Vendor (ISV) to earn AWS ISV Competencies in Healthcare, Education, and all subcategories of the relaunched Government Competency, demonstrating leadership in delivering secure, high-performance solutions for critical sectors meeting stringent mandates.

•Published a new report utilizing Marsh McLennan's cyber losses dataset which found that Zero Trust architecture could cut cyber incident claims by 31%, potentially saving $465 billion annually by eliminating attack surfaces.

Financial Outlook
For the first quarter of fiscal 2026, we expect:
•Revenue of $772 million to $774 million
•Non-GAAP income from operations of $166 million to $168 million
•Non-GAAP net income per share of approximately $0.85 to $0.86, assuming approximately 167 million fully diluted shares outstanding and a non-GAAP tax rate of 23%

For the full year fiscal 2026, we expect:
•Annual Recurring Revenue of $3.676 billion to $3.698 billion
•Revenue of approximately $3.265 billion to $3.284 billion
•Non-GAAP income from operations of $728 million to $736 million
•Non-GAAP net income per share of $3.64 to $3.68, assuming approximately 169 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations and non-GAAP net income per share exclude, as applicable, stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and amortization of debt issuance costs. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort. There is no GAAP measure that is comparable to ARR, so we have not reconciled the ARR data included to any GAAP measure.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter of fiscal 2025 and outlook for its first quarter of fiscal 2026 and full year fiscal 2026 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, September 2, 2025
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link: (https://register-conf.media-server.com/register/BI1e0d0fb2294743e291127fb1b1f2bf8f). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.

Upcoming Conferences
First quarter of fiscal 2026 investor conference participation schedule:

•Citi 2025 Global TMT Conference in New York
Thursday, September 4, 2025

•2025 Truist Securities Technology Symposium in New York
Thursday, September 4, 2025

•Goldman Sachs Communacopia + Technology Conference 2025 in San Francisco
Wednesday, September 10, 2025

•Wolfe Research TMT Conference 2025 in San Francisco
Wednesday, September 10, 2025

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2026 and full year fiscal 2026, and the expected impact of the Red Canary acquisition. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025, filed on May 29, 2025, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 160 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Ashwin Kesireddy
VP, Investor Relations and Strategic Finance
(415) 798-1475
ir@zscaler.com

Pavel Radda
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024
Revenue	$719,226	$592,868	$2,673,115	$2,167,771
Cost of revenue (1) (2) (3)	172,240	130,205	618,178	477,129
Gross profit	546,986	462,663	2,054,937	1,690,642
Operating expenses:
Sales and marketing (1) (2)	330,594	294,200	1,259,158	1,100,239
Research and development (1) (2) (3)	177,606	139,150	672,485	499,828
General and administrative (1) (4)	71,028	56,263	251,754	212,052
Total operating expenses	579,228	489,613	2,183,397	1,812,119
Loss from operations	(32,242)	(26,950)	(128,460)	(121,477)
Interest income	33,175	27,233	125,364	109,130
Interest expense (5)	(2,074)	(3,604)	(9,522)	(13,132)
Other expense, net	(762)	(1,783)	(5,673)	(3,750)
Loss before income taxes	(1,903)	(5,104)	(18,291)	(29,229)
Provision for income taxes	15,675	9,774	23,187	28,477
Net loss	$(17,578)	$(14,878)	$(41,478)	$(57,706)
Net loss per share, basic and diluted	$(0.11)	$(0.10)	$(0.27)	$(0.39)
Weighted-average shares used in computing net loss per share, basic and diluted	156,496	151,497	154,404	149,586
(1) Includes stock-based compensation expense and related payroll taxes:

Cost of revenue	$19,324	$13,890	$70,998	$52,766
Sales and marketing	60,780	60,584	259,562	230,597
Research and development	69,149	54,598	257,663	186,107
General and administrative	31,542	20,298	97,311	79,630
Total	$180,795	$149,370	$685,534	$549,100
(2) Includes amortization expense of acquired intangible assets:

Cost of revenue	$3,655	$4,483	$14,975	$12,879
Sales and marketing	425	501	1,700	1,232
Research and development	—	140	145	513
Total	$4,080	$5,124	$16,820	$14,624
(3) Includes restructuring and other charges:

Cost of revenue	$138	$—	$138	$—
Research and development	4,783	—	4,783	—
Total	$4,921	$—	$4,921	$—

(4) Includes acquisition-related expenses	$1,316	$—	$1,316	$—

(5) Includes amortization of debt issuance costs	$1,346	$980	$4,293	$3,914

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,389,023	$1,423,080
Short-term investments	1,183,386	986,574
Accounts receivable, net	992,181	736,529
Deferred contract acquisition costs	180,819	148,873
Prepaid expenses and other current assets	148,881	101,561
Total current assets	4,894,290	3,396,617
Property and equipment, net	543,377	383,121
Operating lease right-of-use assets	89,772	89,758
Deferred contract acquisition costs, noncurrent	328,722	296,525
Acquired intangible assets, net	47,323	63,835
Goodwill	417,730	417,029
Other noncurrent assets	98,674	58,083
Total assets	$6,419,888	$4,704,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,906	$23,309
Accrued expenses and other current liabilities	93,984	91,708
Accrued compensation	181,807	160,810
Deferred revenue	2,054,417	1,643,919
Convertible senior notes	—	1,142,275
Operating lease liabilities	52,497	50,866
Total current liabilities	2,429,611	3,112,887
Convertible senior notes, noncurrent	1,700,727	—
Deferred revenue, noncurrent	413,609	251,055
Operating lease liabilities, noncurrent	43,352	44,824
Other noncurrent liabilities	33,316	22,100
Total liabilities	4,620,615	3,430,866
Stockholders’ Equity
Common stock	159	152
Additional paid-in capital	2,980,591	2,426,819
Accumulated other comprehensive income (loss)	8,081	(4,789)
Accumulated deficit	(1,189,558)	(1,148,080)
Total stockholders’ equity	1,799,273	1,274,102
Total liabilities and stockholders’ equity	$6,419,888	$4,704,968

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	July 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(41,478)	$(57,706)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	104,361	66,308
Amortization expense of acquired intangible assets	16,820	14,624
Amortization of deferred contract acquisition costs	166,310	130,139
Amortization of debt issuance costs	4,293	3,914
Non-cash operating lease costs	62,998	49,445
Stock-based compensation expense	661,350	527,676
Accretion of investments purchased at a discount	(15,923)	(19,062)
Unrealized gains on hedging transactions	369	753
Deferred income taxes	(14,351)	(5,633)
Other	987	3,320
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(256,010)	(152,960)
Deferred contract acquisition costs	(230,453)	(200,303)
Prepaid expenses, other current and noncurrent assets	(41,572)	(39,971)
Accounts payable	17,532	4,164
Accrued expenses, other current and noncurrent liabilities	5,180	43,556
Accrued compensation	20,997	10,507
Deferred revenue	573,052	450,314
Operating lease liabilities	(62,009)	(49,239)
Net cash provided by operating activities	972,453	779,846
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(164,252)	(144,588)
Capitalized internal-use software	(81,508)	(50,308)
Payments for business acquisitions, net of cash acquired	(834)	(374,702)
Purchase of strategic investments	(824)	(2,000)
Purchases of short-term investments	(1,280,629)	(1,291,015)
Proceeds from maturities of short-term investments	1,101,025	1,132,268
Proceeds from sale of short-term investments	—	47,165
Net cash used in investing activities	(427,022)	(683,180)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,581	12,249
Proceeds from issuance of common stock under the employee stock purchase plan	63,563	51,998
Payment of deferred consideration related to business acquisitions	(792)	—
Proceeds from issuance of the 2028 convertible senior notes	1,725,000	—
Payments for issuance costs related to the 2028 convertible senior notes	(24,150)	—
Purchases of capped calls related to the 2028 convertible senior notes	(196,650)	—
Payments for settlement of the 2025 convertible senior notes	(1,150,040)	—
Other	—	(39)
Net cash provided by financing activities	420,512	64,208
Net increase in cash and cash equivalents	965,943	160,874
Cash and cash equivalents at beginning of period	1,423,080	1,262,206
Cash and cash equivalents at end of period	$2,389,023	$1,423,080

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024

Revenue	$719,226	$592,868	$2,673,115	$2,167,771

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$546,986	$462,663	$2,054,937	$1,690,642
Add:
Stock-based compensation expense and related payroll taxes	19,324	13,890	70,998	52,766
Amortization expense of acquired intangible assets	3,655	4,483	14,975	12,879
Restructuring and other charges	138	—	138	—
Non-GAAP gross profit	$570,103	$481,036	$2,141,048	$1,756,287
GAAP gross margin	76%	78%	77%	78%
Non-GAAP gross margin	79%	81%	80%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(32,242)	$(26,950)	$(128,460)	$(121,477)
Add:
Stock-based compensation expense and related payroll taxes	180,795	149,370	685,534	549,100
Amortization expense of acquired intangible assets	4,080	5,124	16,820	14,624
Restructuring and other charges	4,921	—	4,921	—
Acquisition-related expenses	1,316	—	1,316	—
Non-GAAP income from operations	$158,870	$127,544	$580,131	$442,247
GAAP operating margin	(4)%	(5)%	(5)%	(6)%
Non-GAAP operating margin	22%	22%	22%	20%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(17,578)	$(14,878)	$(41,478)	$(57,706)
Add: GAAP provision for income taxes	15,675	9,774	23,187	28,477
GAAP loss before income taxes	(1,903)	(5,104)	(18,291)	(29,229)
Add:
Stock-based compensation expense and related payroll taxes	180,795	149,370	685,534	549,100
Amortization expense of acquired intangible assets	4,080	5,124	16,820	14,624
Restructuring and other charges	4,921	—	4,921	—
Amortization of debt issuance costs	1,346	980	4,293	3,914
Acquisition-related expenses	1,316	—	1,316	—
Non-GAAP net income before income taxes	190,555	150,370	694,593	538,409
Non-GAAP provision for income taxes (1)	43,830	34,585	159,757	123,834
Non-GAAP net income	$146,725	$115,785	$534,836	$414,575

GAAP provision for income taxes	15,675	9,774	23,187	28,477
Add: Income tax and other tax adjustments (2)	28,155	24,811	136,570	95,357
Non-GAAP provision for income taxes (1)	$43,830	$34,585	$159,757	$123,834
Non-GAAP effective tax rate (1)	23%	23%	23%	23%

Non-GAAP net income	$146,725	$115,785	$534,836	$414,575
Add: Non-GAAP interest expense, net of tax related to the convertible senior notes	183	276	1,011	1,104
Numerator used in computing non-GAAP net income per share, diluted	$146,908	$116,061	$535,847	$415,679

GAAP net loss per share, diluted	$(0.11)	$(0.10)	$(0.27)	$(0.39)
Stock-based compensation expense and related payroll taxes	1.09	0.93	4.20	3.44
Amortization expense of acquired intangible assets	0.02	0.03	0.10	0.09
Restructuring and other charges	0.03	—	0.03	—
Amortization of debt issuance costs	0.01	0.01	0.03	0.02
Acquisition-related expenses	0.01	—	0.01	—
Income tax and other tax adjustments (2)	(0.17)	(0.15)	(0.84)	(0.60)
Non-GAAP interest expense, net of tax related to the convertible senior notes	—	—	0.01	0.01
Adjustment to total fully diluted earnings per share (3)	0.01	—	0.01	0.03
Non-GAAP net income per share, diluted	$0.89	$0.72	$3.28	$2.60

Weighted-average shares used in computing GAAP net loss per share, diluted	156,496	151,497	154,404	149,586
Add: Outstanding potentially dilutive equity incentive awards	4,457	2,699	3,949	4,091
Add: Convertible senior notes	6,211	7,626	7,269	7,626
Less: Antidilutive impact of capped call transactions (4)	(1,580)	(1,325)	(2,210)	(1,486)
Weighted-average shares used in computing non-GAAP net income per share, diluted	165,584	160,497	163,412	159,817

___________
(1) Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.

(2) Consists of income tax adjustments related to our long-term non-GAAP effective tax rate of 23%.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes, and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024
Calculated Billings
Revenue	$719,226	$592,868	$2,673,115	$2,167,771
Add: Total deferred revenue, end of period	2,468,026	1,894,974	2,468,026	1,894,974
Less: Total deferred revenue, beginning of period	(1,984,985)	(1,577,014)	(1,894,974)	(1,439,676)
Calculated billings	$1,202,267	$910,828	$3,246,167	$2,623,069

Free Cash Flow
Net cash provided by operating activities	$250,604	$203,557	$972,453	$779,846
Less:
Purchases of property, equipment and other assets	(60,046)	(49,384)	(164,252)	(144,588)
Capitalized internal-use software	(18,637)	(17,855)	(81,508)	(50,308)
Free cash flow	$171,921	$136,318	$726,693	$584,950

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	35%	34%	36%	36%
Less:
Purchases of property, equipment and other assets, as a percentage of revenue	(8)%	(8)%	(6)%	(7)%
Capitalized internal-use software, as a percentage of revenue	(3)%	(3)%	(3)%	(2)%
Free cash flow margin	24%	23%	27%	27%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. Acquisition-related expenses incurred with business acquisitions are excluded because these are not reflective of our ongoing operations. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance.
Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt issuance costs, acquisition-related expenses and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.

Annual Recurring Revenue ("ARR"). ARR refers to the next 12 months of revenue from subscription contracts as of the measurement date. To establish ARR for a customer, we assume that any contract expiring during the next 12 months will be renewed under the existing terms, excluding Red Canary's subscription contracts expiring in fiscal year 2026.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.